Exhibit 99.1

News Release

Contact:	Investor Relations
Metabasis Therapeutics, Inc.
(858) 622-2223

METABASIS THERAPEUTICS RECEIVES A DEVELOPMENT EVENT PAYMENT FROM

ROCHE AND NOTIFICATION THAT ROCHE PLANS TO ADVANCE MB11362 INTO

DEVELOPMENT FOR THE TREATMENT OF HEPATITIS C

SAN DIEGO, CA — June 5, 2009 — Metabasis Therapeutics, Inc. (Nasdaq: MBRX) announced today that it received a $2 million payment from Roche in recognition of advances made on their research collaboration, which is focused on applying Metabasis’ HepDirect® liver-targeting technology to Roche’s proprietary lead nucleosides in order to develop new treatments for hepatitis C viral (HCV) infection. In addition, Metabasis announced that Roche has formally accepted MB11362 as a clinical candidate for development.

Metabasis and Roche entered into a collaboration and license agreement in August 2008 which included a $10 million upfront payment and provided for additional payments upon achievement of predetermined preclinical and clinical development events, as well as regulatory and commercialization events for each product, and royalties on net sales of products from the collaboration. As part of the collaboration, a HepDirect prodrug of a Roche proprietary nucleoside monophosphate was identified and evaluated in various pre-clinical studies conducted by scientists at Metabasis and Roche. The results of these studies led to a decision by Roche to advance MB11362 into pre-clinical development.

Metabasis reported last week that it had restructured the Company due to difficulties in raising capital from a financing or other sources. Metabasis continues to seek additional capital in the near-term, and if it is unsuccessful in raising additional capital, the Company may be forced to cease its operations entirely.

About Metabasis (www.mbasis.com):

Metabasis is a biopharmaceutical company that has established a broad pipeline of product candidates and advanced discovery programs targeting large markets with significant unmet needs. The Company’s product pipeline includes clinical-stage product candidates and advanced discovery programs for the treatment of metabolic diseases such as diabetes and hyperlipidemia, as well as product candidates and advanced discovery programs for the treatment of liver diseases such as hepatitis and primary liver cancer.

Forward-Looking Statements:

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, the objectives of, and potential payments provided for under the Company’s collaboration with Roche; the impact of the Company’s corporate reorganization and reduction in force; Metabasis’ ability to raise additional capital; and

Metabasis’ ability to continue operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Metabasis’ actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to Metabasis’ ability to obtain additional financing to support its operations; the progress and timing of clinical trials for Metabasis’ product candidates; the fact that positive results from preclinical studies and early clinical trials does not necessarily mean later clinical trials will succeed; difficulties or delays in development, testing, obtaining regulatory approval, producing and marketing Metabasis’ product candidates; serious adverse side effects or inadequate efficacy of, or serious adverse events related to, Metabasis’ product candidates or proprietary technologies; the risk that Metabasis will not be able to build more value or retain rights for direct commercialization of its product candidates; Metabasis’ dependence on its licensees and collaborators for the clinical development and registration of, as well as information relating to, certain of its product candidates; potential conflicts with collaborators that could delay or prevent the development or commercialization of Metabasis’ product candidates; the scope and validity of intellectual property protection for Metabasis’ product candidates, proprietary technologies and their uses; competition from other pharmaceutical or biotechnology companies; Metabasis’ ability to generate financing through partnerships; Metabasis’ ability to regain compliance with Nasdaq listing requirements; and other factors discussed in the “Risk Factors” section of Metabasis’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2009. All forward-looking statements are qualified in their entirety by this cautionary statement. Metabasis is providing this information as of this date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.